EXECUTION VERSION
 CONFIDENTIAL

Item 2(a) – Amended and Restated Trust Agreement

AMENDED AND RESTATED

TRUST AGREEMENT

CONSTITUTING MANDATORY EXCHANGEABLE TRUST

DATED AS OF JUNE 1, 2016

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Exhibits

Exhibit A – Form of Certificate Evidencing the Trust Securities

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AMENDED AND RESTATED TRUST AGREEMENT

AMENDED AND RESTATED TRUST AGREEMENT (this “Agreement”), dated as of June 1, 2016, among Ruth K. Lavelle, as settlor or trustor (the “Settlor”), Gregory F. Lavelle, as the prior trustee, and Donald J. Puglisi, William R. Latham, III and James B. O’Neill, as trustees (the “Trustees”), constituting the Mandatory Exchangeable Trust (the “Trust”).

W I T N E S S E T H:

WHEREAS, the Settlor and Gregory F. Lavelle, as trustee, have previously entered into a Trust Agreement, dated as of May 20, 2016 (the “Original Agreement”), creating the Mandatory Exchangeable Trust; and

WHEREAS, upon the execution of this Agreement, Gregory F. Lavelle wishes to resign as trustee and the Settlor wishes to appoint the Trustees as the trustees of the Trust; and

WHEREAS, the parties hereto wish to amend and restate the Original Agreement in certain other respects; and

WHEREAS, the Trust has previously issued to the Settlor one Security (as defined in the Original Agreement) in consideration of a purchase price of $100;

NOW, THEREFORE, the parties hereto agree to amend and restate the Original Agreement as provided in this Agreement and, upon the execution and delivery of this Agreement by the parties to this Agreement, the Original Agreement will be automatically amended and restated in its entirety to read as provided in this Agreement.

ARTICLE I.

DEFINITIONS; INTERPRETATION

Section 1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

“Acceleration Percentage” has the meaning specified in the Contract.

“Additional Purchase Price” has the meaning specified in the Contract.

“Additional Trust Security Base Amount” has the meaning specified in the Contract.

“Administration Agreement” means the Administration Agreement, in the form approved by the Trustees, to be entered into between the Administrator and the Trust, and any substitute agreement therefor entered into pursuant to Section 2.2(a).

“Administrator” means U.S. Bank National Association (or its successor) in its capacity as Administrator under the Administration Agreement.

“ADSs” means the American Depositary Shares with respect to the Ordinary Shares, each representing as of the date hereof one Ordinary Share.

“ADS Procedures Agreement” means the ADS Procedures Agreement, dated the date hereof, among the Depositary, the Shareholder, the Company, the Trust and the Collateral Agent.

“Agreement” has the meaning specified in the preamble to this Agreement.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Cash Percentage” has the meaning specified in the Contract.

“Cash Settlement” has the meaning specified in the Contract.

“Certificate” means any certificate evidencing the ownership of Securities substantially in the form of Exhibit A.

“Code” means the Internal Revenue Code of 1986, as amended from time to time. Each reference herein to any section of the Code or any rule or regulation thereunder shall constitute a reference to any successor provision thereto.

“Collateral” has the meaning set forth in the Collateral Agreement.

“Collateral Agent” means U.S. Bank National Association (or its successor) in its capacity as Collateral Agent under the Collateral Agreement.

“Collateral Agreement” means the Collateral Agreement, in the form to be agreed by the Trustees, to be entered into among the Shareholder, the Collateral Agent and the Trust, securing the Shareholder’s obligations under the Contract, and any substitute agreement therefor entered into pursuant to Section 2.2(a).

“Collateral Event Acceleration” has the meaning specified in the Contract.

“Commission” means the United States Securities and Exchange Commission.

“Company” means Alibaba Group Holding Limited, an exempted company with limited liability incorporated in the Cayman Islands.

“Contract” means the Forward Purchase Agreement, in the form to be agreed by the Trustees, to be entered into by the Trust with the Shareholder.

“Custodian” means U.S. Bank National Association (or its successor) in its capacity as Custodian under the Custodian Agreement.

“Custodian Agreement” means the Custodian Agreement, in the form approved by the Trustees, to be entered into between the Custodian and the Trust, and any substitute agreement therefor entered into pursuant to Section 2.2(a).

“Depositary” means The Depository Trust Company, or any successor depositary appointed as contemplated by Section 5.1.

“Depository Event” has the meaning specified in Section 5.1.

“Distribution Date” means, in the period commencing September 1, 2016, to and including the Exchange Date, March 1, June 1, September 1 and December 1 of each year or if any such date is not a Business Day, then the first Business Day thereafter.

“Documentary Taxes” has the meaning specified in the Contract.

“Event of Default” has the meaning specified in the Contract.

“Exchange” means the delivery of ADSs or other Exchange Property by the Trustees to the Holders, subject to the adjustments and exceptions set forth in the Contract (or, if the Shareholder elects Cash Settlement, the amount in cash specified in the Contract as payable in respect thereof), in mandatory exchange for the Trust Securities on the Exchange Date or upon a Special Acceleration, Optional Acceleration, Collateral Event Acceleration or Special Collateral Event Acceleration.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time; each reference herein to any section of the Exchange Act or any rule or regulation thereunder shall constitute a reference to any successor provision thereto.

“Exchange Date” has the meaning specified in the Contract.

“Exchange Property” has the meaning specified in the Contract.

“Exchange Property Unit” has the meaning specified in the Contract.

“Expense Agreement” means the Fund Expense Agreement, in the form to be agreed by the Trustees, to be entered into among the Shareholder, U.S. Bank National Association, as Service Provider, and the Trust.

“Final Exchange Date” means the date on which all deliveries to the Trust under the Contract have been made.

“Firm Purchase Price” has the meaning specified in the Contract.

“Firm Trust Security Base Amount” has the meaning specified in the Contract.

“First Time of Delivery” has the meaning specified in the Contract.

“Holder” means the registered owner of any Trust Security as recorded on the books of the Paying Agent.

“Indemnity Agreement” means the Fund Indemnity Agreement, in the form to be agreed by the Trustees, to be entered into among the Shareholder, U.S. Bank National Association, as Service Provider, and the Trust.

“Initial Purchasers” means the Initial Purchasers of the Trust Securities named in the Purchase Agreement.

“Investment Company” means an investment company as defined in Section 3 of the Investment Company Act.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time; each reference herein to any section of the Investment Company Act or any rule or regulation thereunder shall constitute a reference to any successor provision thereto.

“Managing Trustee” means the Trustee designated as the Managing Trustee by resolution of the Trustees.

“Non-Marketable Securities Percentage” has the meaning specified in the Contract.

“Offering Circular” means the final offering circular, dated June 1, 2016, relating to the offering of Trust Securities, the terms of which contemplate delivery by the Trust to the Holders of a number of ADSs (or, in certain circumstances, cash or other property in lieu of such ADSs), on, or, in certain circumstances, prior to the Exchange Date.

“Optional Acceleration” has the meaning specified in the Contract.

“Optional Acceleration Date” has the meaning specified in the Contract.

“Ordinary Shares” means the ordinary shares, par value US$0.000025 per share, in the share capital of the Company.

“Original Agreement” has the meaning specified in the recitals to this Agreement.

“Parent Agreement” means the Parent Agreement to be entered into between the Trust and the Shareholder Parent.

“Participant” means a Person having a book-entry only system account with the Depositary.

“Paying Agent” means U.S. Bank National Association or its successor as permitted under Section 6.3 of the Paying Agent Agreement or appointed pursuant to Section 2.2(a).

“Paying Agent Agreement” means the Paying Agent Agreement, in the form to be approved by the Trustees, to be entered into between the Paying Agent and the Trust, and any substitute agreement therefor entered into pursuant to Section 2.2(a).

“Person” means an individual, a partnership, a corporation, a limited liability company, a trust, an unincorporated association, a joint venture or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“PRC Tax Resident” has the meaning specified in the Contract.

“Purchase Agreement” means the Purchase Agreement, dated the date hereof, among the Trust, the Shareholder, the Shareholder Parent and the Initial Purchasers, relating to the initial purchase of the Trust Securities by the Initial Purchasers.

“Quarterly Distribution” initially means $1.2938 per Trust Security paid to each Holder on September 1, 2016 and $1.4375 per Trust Security paid to each Holder thereafter on each subsequent Distribution Date, in all cases consisting of solely the cash received from the stripped Treasury Securities; provided that such amounts may be reduced following a pro rata sale and distribution upon any Special Acceleration or Optional Acceleration.

“Record Date” means the Business Day preceding each Distribution Date.

“Relevant Tax Jurisdiction” has the meaning specified in the Contract.

“Scheduled Trading Day” has the meaning specified in the Contract.

“Securities Act” means the Securities Act of 1933, as amended from time to time; each reference herein to any section of the Securities Act or any rule or regulation thereunder shall constitute a reference to any successor provision thereto.

“Settlor” has the meaning specified in the preamble to this Agreement.

“Shareholder” means West Raptor Holdings, LLC, a limited liability company organized under the laws of the State of Delaware and an indirect wholly owned subsidiary of the Shareholder Parent.

“Shareholder Group” means the Shareholder and any company of which the Shareholder is a direct or indirect wholly owned subsidiary or any direct or indirect wholly owned subsidiary of any such company.

“Shareholder Parent” means SoftBank Group Corp., a Japanese stock company (kabushiki kaisha).

“Special Acceleration” has the meaning specified in the Contract.

“Special Acceleration Date” has the meaning specified in the Contract.

“Special Collateral Event Acceleration” has the meaning specified in the Contract.

“Special Collateral Event Acceleration Date” has the meaning specified in the Contract.

“Subsequent Time of Delivery” has the meaning specified in the Contract.

“Trading Day” has the meaning specified in the Contract.

“Treasury Securities” means the U.S. Government Securities purchased by the Trustees at or about the First Time of Delivery and, if applicable, any Subsequent Time of Delivery as provided in Section 2.3 (b) and, if applicable, the U.S. Government Securities delivered to the Trust by the Shareholder pursuant to the Contract.

“Trust” has the meaning specified in the preamble to this Agreement.

“Trust Account” means the account created pursuant to Section 3.1.

“Trust Estate” means the Contract and the Treasury Securities held at any time by the Trust, and any proceeds of or from such Treasury Securities, any amounts paid or property delivered under the Contract and/or the Collateral Agreement, as applicable, and any other moneys or properties held at any time in the Trust Account.

“Trust Security” means a Mandatory Exchangeable Trust Security of the Trust evidencing a Holder’s undivided interest in the Trust and right to receive a pro rata distribution upon liquidation of the Trust Estate.

“Trustees” has the meaning specified in the preamble to this Agreement.

“U.S. Government Securities” means direct obligations of the United States of America.

Section 1.2             Interpretation.

(a)            When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference is to Articles or Sections of, or Exhibits or Schedules to, this Agreement unless otherwise indicated.

(b)            The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement, and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

(c)            Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

(d)            Any reference to any statute, regulation or agreement shall be a reference to such statute, regulation or agreement as supplemented or amended from time to time.

ARTICLE II.

TRUST DECLARATION; PURPOSES, POWERS
AND DUTIES OF THE TRUSTEES; ADMINISTRATION

Section 2.1             Declaration of Trust; Purposes of the Trust; Resignation and Appointment of Trustees.

(a)            The Settlor hereby creates the Trust in order that it may acquire the stripped Treasury Securities, enter into the Contract, issue and sell to the Settlor and the Initial Purchasers the Trust Securities, hold the Trust Estate in trust for the use and benefit of all present and future Holders, and otherwise carry out the terms and conditions of this Agreement, all for the purpose of achieving the investment objectives set forth in the Offering Circular. The Trustees hereby declare that they will accept and hold the Trust Estate in trust for the use and benefit of all present and future Holders. The Settlor has heretofore deposited with the Trustees the sum of $100 to accept and hold in trust hereunder until the issuance and sale of the Trust Securities to the Initial Purchasers, whereupon such sum shall be donated to an organization satisfying the requirements of Section 170(c)(2) of the Code selected by unanimous consent of the Trustees.

(b)            Gregory F. Lavelle hereby resigns as trustee of the Trust, in accordance with the provisions of Section 5 of the Original Agreement, and the Settlor, as the sole holder of any beneficial interest in the Trust as of the date of this Agreement, hereby accepts the resignation of Gregory F. Lavelle and appoints and elects Donald J. Puglisi, William R. Latham, III and James B. O’Neill to be the Trustees of the Trust under this Agreement.

Section 2.2             General Powers and Duties of the Trustees. In furtherance of the provisions of Section 2.1, the Settlor authorizes and directs the Trustees:

(a)            to enter into and perform (and, in accordance with Section 8.5, amend) the Contract, the Parent Agreement, the Collateral Agreement, the ADS Procedures Agreement, the Purchase Agreement, the Expense Agreement, the Indemnity Agreement, the Custodian Agreement, the Administration Agreement and the Paying Agent Agreement and to perform all obligations of the Trustees (including the obligation to provide indemnity hereunder and thereunder) and enforce all rights and remedies of the Trust under each of such agreements; and if any of the Custodian Agreement, the Administration Agreement, the Collateral Agreement and the Paying Agent Agreement terminates, or the agent of the Trust thereunder resigns or is discharged, to appoint a substitute agent and enter into a new agreement with such substitute agent containing provisions substantially similar to those contained in the agreement being terminated; provided, that in any such new agreement (i) the Custodian and the Paying Agent shall each be a commercial bank or trust company organized and existing under the laws of the United States of America or any state therein, shall have full trust powers and shall have minimum capital, surplus and retained earnings of not less than $50,000,000; and (ii) the Administrator and the Collateral Agent shall each be a reputable financial institution (or, in the case of the Administrator, a limited liability company affiliate thereof) qualified in all respects to carry out its obligations under the Administration Agreement or the Collateral Agreement, as the case may be;

(b)            to hold the Trust Estate in trust, to create and administer the Trust Account, to direct payments received by the Trust to the Trust Account and to make payments out of the Trust Account as set forth in Article III;

(c)            to issue and sell to the Initial Purchasers an aggregate of up to 66,000,000 Trust Securities (including those Trust Securities subject to the option of the Initial Purchasers to purchase additional Trust Securities provided for in the Purchase Agreement) pursuant to the Purchase Agreement and as contemplated by the Offering Circular; provided, however, that subsequent to the determination of the initial offering price per Trust Security and related Initial Purchasers’ discount for the Trust Securities to be sold to the Initial Purchasers but prior to the sale of the Trust Securities to the Initial Purchasers, the Trust Security originally issued to the Settlor shall, if necessary, be split into a greater number of Trust Securities so that immediately following such split the value of each Security held by the Settlor will equal the aforesaid offering price less the related Initial Purchasers’ discount;

(d)            to select independent public accountants and, subject to the provisions of Section 8.6, to engage such independent public accountants;

(e)            to engage legal counsel and, to the extent required by Section 2.4, to engage professional advisors and pay reasonable compensation thereto;

(f)             to defend any action commenced against the Trustees or the Trust and to prosecute any action which the Trustees deem necessary to protect the Trust and the rights and interests of Holders, and to pay the costs thereof;

(g)            to arrange for the bonding of officers and employees of the Trust as required by Section 17(g) of the Investment Company Act and the rules and regulations thereunder;

(h)            to delegate any and all of its powers and duties hereunder as contemplated by the Collateral Agreement, the Custodian Agreement, the Paying Agent Agreement and the Administration Agreement, to the extent permitted by applicable law;

(i)             to adopt and amend bylaws, and take any and all such other actions as necessary or advisable to cause the Trust to be treated as a domestic “grantor trust” under the Code and to carry out the purposes of the Trust, subject to the provisions of this Agreement and applicable law, including, without limitation, the Investment Company Act; and

(j)             to register with the Commission as an Investment Company.

Section 2.3             Portfolio Acquisition. In furtherance of the provisions of Section 2.1, the Settlor further specifically authorizes and directs the Trustees:

(a)            to enter into the Contract with the Shareholder and, subject to satisfaction of the conditions set forth in the Contract, to pay the Firm Purchase Price and the Additional Purchase Price, if any, to the Shareholder thereunder with the proceeds of the sale of the Trust Securities, net of the Initial Purchasers’ discount and fees and expenses of the Trust incurred in connection with the offering of the Trust Securities and the costs and expenses incurred in connection with the organization of the Trust as described in the first sentence of Section 3.2 and net of the purchase price paid for the stripped Treasury Securities as provided in paragraph (b) below; and, subject to the adjustments and exceptions set forth in the Contract (including, if applicable, the occurrence of a Special Acceleration, Optional Acceleration, Collateral Event Acceleration or Special Collateral Event Acceleration), the Contract shall entitle the Trust to receive from the Shareholder on the Business Day immediately proceeding the Exchange Date the ADSs and/or other Exchange Property subject thereto (and/or, if the Shareholder elects Cash Settlement, the applicable amount in cash specified in the Contract) so that the Trust may execute the Exchange with the Holders; and

(b)            to purchase for settlement (i) at the First Time of Delivery (or as soon as practicable thereafter), with the net proceeds of the sale of the Trust Securities issued by the Trust at such First Time of Delivery, stripped Treasury Securities that, through scheduled payments in accordance with their terms will provide, not later than one Business Day before each Distribution Date, cash in an amount as close as practicable to (but in no event less than) the product of $1.4375 (or, in the case of the first Distribution Date, $1.2938 and the Firm Trust Security Base Amount (after taking into account any prior payments under such U.S. Government Securities and prior to any distribution made by the Trust), from such brokers or dealers as the Trustees shall designate to the Administrator, and (ii) at any Subsequent Time of Delivery (or as soon as practicable thereafter), if any, with the proceeds of the sale of the Trust Securities issued by the Trust at such Subsequent Time of Delivery, stripped Treasury Securities that, through the scheduled payment of principal and interest in accordance with their terms, will provide, not later than one Business Day before each Distribution Date cash in an amount as close as practicable to (but in no event less than) the product of $1.4375 (or, in the case of the first Distribution Date, $1.2938) and the Additional Trust Security Base Amount (after taking into account any prior payments under such U.S. Government Securities and any prior distributions made by the Trust), and in each case otherwise having such terms as may be determined by the Settlor, from such brokers or dealers as the Trustees shall designate to the Administrator. Following each such purchase, the terms of such U.S. Government Securities shall be set forth on a schedule in the form attached hereto as Schedule I, which shall be attached to and form a part of this Agreement. Up to 30% of the Trust’s total assets (as measured at the pricing date of the Trust Securities offered by the Offering Circular) may be invested in stripped Treasury Securities.

Section 2.4 Portfolio Administration. In furtherance of the provisions of Section 2.1, the Settlor further specifically authorizes and directs the Trustees:

(a)            Determination of Dilution, Merger or Acceleration Adjustments. Upon (i) receipt of any notice pursuant to Section 5.1(c)(ii) of the Contract of an event requiring an adjustment under Article VI of the Contract, (ii) receipt of any notice of any event occurring, or any election made by the Shareholder pursuant to Article VI or VII of the Contract or (iii) otherwise acquiring knowledge of such an event or election: (x) to make such calculations and adjustments as required by the Contract, including with respect to Article VI thereunder or any delivery of ADSs, Exchange Property or any cash amounts and furnish notice thereof to the Collateral Agent and the Shareholder, or to request from the Shareholder such further information as may be necessary to review, calculate or effect the required adjustment, as applicable, and, promptly (but, in any event, within one Business Day) after such adjustment is made, to provide or cause to be provided, written notice of the adjustment to the Holders and/or (y) in the case of any such election, to promptly (but, in any event, within one Business Day) after such notice is received, to provide or cause to be provided, written notice of such election to the Holders;

(b)            Selection of Independent Investment Bank. Upon the occurrence of any event as a result of or in connection with which the Trust is required under the Contract to make a determination, calculation and/or adjustment using the services of an investment banking firm, to retain a nationally recognized independent investment banking firm retained by the Administrator to make such determination, calculation and/or adjustment as provided in the Contract, and to promptly (but, in any event, within one Business Day) after such notice is received from such investment banking firm of such determination, calculation and/or adjustment, to provide or cause to be provided, written notice thereof to the Holders and the Shareholder. In the case of any such selection of an investment banking firm by the Administrator, to identify for the Shareholder the firm proposed to be selected and retained, and to cause the Administrator to consult with the Shareholder on such selection and retention as provided in Section 8.1 of the Contract;

(c)            Delivery of Notice to Holders of Trust Securities Following Election of Cash Settlement or Failure to Pledge Cash. Upon receipt of a notice from the Shareholder of its election of Cash Settlement, as provided by Section 2.3(d) of the Contract, within one Scheduled Trading Day after such notice is received, but not later than the Scheduled Trading Day prior to the commencement of the relevant Valuation Period (if any), to provide or cause to be provided, written notice of such election (and of the related Cash Percentage, if any) to the Holders. Furthermore, the Trust will be required to promptly (but, in any event, within one Scheduled Trading Day) after any failure by the Shareholder to deliver cash collateral at the times and in the amounts required under Section 2.3(d) of the Contract, to provide or cause to be provided written notice of such failure to the Holders and to issue a press release to the same effect;

(d)            Acceleration. In the event an acceleration of the Contract (or a portion thereof) shall occur due to a Collateral Event Acceleration, a Special Collateral Event Acceleration, a Special Acceration or an Optional Acceleration as provided in the Contract, (i) to liquidate or cause the Custodian to liquidate all the stripped Treasury Securities (in the case of a Collateral Event Acceleration, a Special Collateral Event Acceleration or a Tax Event Acceleration), (ii) to liquidate or cause the Custodian to liquidate a portion of each series of the stripped Treasury Securities then held by the Trust equal to the Non-Marketable Securities Percentage multiplied by the aggregate quantity of such series of the stripped Treasury Securities then held by the Trust (in the case of a Special Acceleration) or a portion of each series of the stripped Treasury Securities then held by the Trust equal to the Acceleration Percentage multiplied by the aggregate quantity of such series of the stripped Treasury Securities then held by the Trust (in the case of an Optional Acceleration), as applicable, with such pro rata sale and distribution reducing pro rata the Quarterly Distribution payable on the Trust Securities, and (iii) to distribute to each Holder such Holder’s pro rata share of the net proceeds of any liquidation pursuant (i) or (ii) above.

(e)            Determination of Amounts to be Delivered under the Contract. (i) To calculate, in connection with the Exchange Date or upon the acceleration of the Shareholder’s obligations under the Contract (or a portion thereof) due to a Collateral Event Acceleration, Special Collateral Event Acceleration, Special Acceleration or Optional Acceleration, the number and/or amount of ADSs, cash and/or other property or assets required to be delivered by the Shareholder under the Contract and/or Collateral Agreement, as applicable, on such date or as a result of such event, and (ii) promptly (but, in any event, within one Business Day) after such determination is made, to provide, or cause to be provided, written notice of such determination to the Holders, the Collateral Agent and the Shareholder;

(f)            Distribution of Exchange Consideration. Unless a Special Acceleration shall occur in which the Exchange Property Units are comprised solely of cash and/or items of property other than securities (in which event the distribution of proceeds shall be governed by Section 2.4(g), or the Shareholder elects Cash Settlement with a Cash Percentage of 100% (in which event the distribution of proceeds shall be governed by Section 2.4 (g)), or the Contract shall be accelerated pursuant to a Collateral Event Acceleration (in which event the distribution of proceeds shall be governed by Section 2.4(j)):

(i)            Determination of Fractional ADSs or other Securities. To determine, in connection with the Exchange Date, Optional Acceleration Date, Special Collateral Event Acceleration Date or Special Acceleration Date, as applicable: (A) for each Holder, such Holder’s pro rata share of the total number of ADSs or other securities included in the Exchange Property Units delivered to the Trust under the Contract and/or the Collateral Agreement, as applicable, in connection with such Exchange Date, Optional Acceleration Date, Special Collateral Event Acceleration Date or Special Acceleration Date, as applicable; and (B) the number of fractional ADSs or other securities included in the Exchange Property Units allocable to each Holder and in the aggregate;

(ii)           Cash for Fractional ADSs or Other Securities. To sell, in the principal market therefor, in connection with such Exchange Date, Optional Acceleration Date, Special Collateral Event Acceleration Date or Special Acceleration Date, as applicable (and, in any event, within one Business Day following receipt thereof from the Shareholder), a number of ADSs or other securities included in the Exchange Property Units equal to the aggregate number of fractional ADSs or such other securities determined pursuant to clause (i) (B) above, rounded down to the nearest integral number; and to determine the aggregate cash proceeds of such sale (net of any brokerage or related expenses);

(iii)          Delivery of ADSs. In the event that ADSs form part of the Exchange Property, to take or to cause to be taken all the steps under the ADS Procedures Agreement to the extent permitted thereunder to distribute, or provide for the distribution, to each Holder of such Holder’s pro rata share of the amounts thereof delivered to the Trust under the Contract and/or the Collateral Agreement, as applicable (including any required instruction to the Collateral Agent to give effect to the foregoing) (excluding, for the avoidance of doubt, any fractional ADSs calculated pursuant to clause (i)(B) above);

(iv)          Delivery of Other Securities. To deliver other securities included in the Exchange Property Units (excluding, for the avoidance of doubt, the number of fractions of such securities calculated pursuant to clause (i)(B) above) to the transfer agent or registrar therefor in connection with such Exchange Date, Optional Acceleration Date, Special Collateral Event Acceleration Date or Special Acceleration Date, as applicable (and, in any event, within one Business Day following receipt thereof from the Shareholder), with instructions that such other securities be re-registered and re-issued as follows to the extent practicable (or, if not practicable, using another method the Trustees consider reasonable for such purpose): (A) for and in the name of each Holder (other than the Depositary) who holds Trust Securities in definitive form, such transfer agent or registrar, as applicable, shall be instructed to issue definitive certificates representing such securities, as applicable, equal to such Holder’s pro rata share of the total such securities delivered to the Trust under the Contract and/or the Collateral Agreement, as applicable in connection with such Exchange Date, Optional Acceleration Date, Special Collateral Event Acceleration Date or Special Acceleration Date, as applicable, and (B) the transfer agent or registrar for such securities, as applicable, shall be instructed to transfer all remaining such securities to the account of the Custodian held through the Depositary, who shall then be instructed to transfer and credit such securities to each Participant who holds Trust Securities, with each Participant receiving its pro rata share of the total such securities delivered to the Trust under the Contract in connection with such Exchange Date, Optional Acceleration Date, Special Collateral Event Acceleration Date or Special Acceleration Date, as applicable, provided that, if such securities are in a format suitable to provide for such pro rata delivery to each Participant without a prior delivery or instruction to the transfer agent or registrar, as applicable, then the Trust will instruct the Custodian to deliver such other securities to each Participant who holds Trust Securities, with each Participant receiving its pro rata share of the total of such securities delivered to the Trust under the Contract on such Business Day;

(v)           Distribution of Cash in Respect of Fractional ADSs or Other Securities. To distribute to each Holder such Holder’s pro rata share of the aggregate cash proceeds of sale (net of any brokerage or related expenses) determined pursuant to clause (ii) above, based on the fraction of an ADS or such other securities or items of property, if any, allocable to such Holder as determined pursuant to clause (i)(B) above;

(vi)          Record Date. The distributions described in this Section 2.4(f) shall be made to Holders of record as of the close of business on the Business Day immediately preceding the Exchange Date or as of the close of business on the Business Day immediately preceding the date on which ADSs (or other Exchange Property Units, as applicable) are delivered to the Trust under the Contract in connection with an Optional Acceleration Date, Special Collateral Event Acceleration Date or Special Acceleration Date, as applicable; and

(vii)         Non-Security Deliveries. If the Shareholder elects Cash Settlement with a Cash Percentage that is less than 100% or if the Shareholder is otherwise required to pay cash (or the Exchange Property Units otherwise include items of property that the Shareholder is required to deliver other than ADSs or securities) in connection with the Exchange Date, Optional Acceleration Date, Special Collateral Event Acceleration Date or Special Acceleration Date, as applicable, such payment of cash or delivery of such other items of property, as applicable, shall be subject to Section 2.4(g) below.

(g)            Distribution of Non-Security Property Upon the Shareholder’s Election of Cash Settlement or Otherwise Upon Settlement. If the Shareholder elects Cash Settlement or if the Shareholder is otherwise required to pay cash (or the Exchange Property Units otherwise include items of property that the Shareholder is required to deliver other than ADSs or securities) in connection with the Exchange Date, Optional Acceleration Date, Special Collateral Event Acceleration Date or Special Acceleration Date, as applicable, to distribute to each Holder of record as of the close of business on the Business Day immediately preceding the Exchange Date or as of the close of business on the Business Day immediately preceding the date on which ADSs (or other Exchange Property Units, as applicable) are delivered to the Trust under the Contract and/or Collateral Agreement, as applicable, in connection with an Optional Acceleration Date, Special Collateral Event Acceleration Date or Special Acceleration Date, as applicable, such Holder’s pro rata share of any cash and of any such other items of property received by the Trust in connection therewith;

(h)            [Reserved]; and

(i)             Releases. To release Collateral, or otherwise instructor permit the Collateral Agent to release Collateral, at such times and in such amounts pursuant to the terms of the Collateral Agreement, or to take any such action as the Collateral Agent is permitted or authorized to take under the Collateral Agreement.

(j) Distribution of Cash, ADSs and/or Other Securities, Property or Assets Received upon Acceleration Following a Default by the Shareholder. If the obligations of the Shareholder are accelerated pursuant to a Collateral Event Acceleration:

(i)            Determination of Fractional ADSs or Other Securities. To determine, on the Business Day following the date on which the Shareholder or the Collateral Agent delivers ADSs (or other securities included in the Exchange Property Units or items of Collateral or proceeds therefrom) to the Trust, as provided in Section 7.1 of the Contract or Section 7.1 of the Collateral Agreement: (A) for each Holder, such Holder’s pro rata share of the total number of ADSs or other securities, as applicable, delivered to the Trustees under the Contract and/or the Collateral Agreement, as applicable, on such date; and (B) the number of fractional ADSs or such other securities, as applicable, allocable to each Holder and in the aggregate;

(ii)           Cash for Fractional ADSs or Other Securities. To sell, in the principal market therefor, on the Business Day following receipt thereof, a number of ADSs or other securities included in the Exchange Property Units equal to the aggregate number of fractional ADSs or such other securities determined pursuant to clause (i)(B) above, rounded down to the nearest integral number; and to determine the aggregate cash proceeds of such sale (net of any brokerage or related expenses);

(iii)          Delivery of ADSs or other Securities. In the event that ADSs form part of the Exchange Property or are otherwise included in the Collateral and are delivered to the Trust under the Contract and/or the Collateral Agreement, as applicable, to take or to cause to be taken all the steps under the ADS Procedures Agreement to the extent permitted thereunder to distribute, or provide for the distribution, to each Holder of such Holder’s pro rata share thereof (excluding, for the avoidance of doubt, any fractional ADSs calculated pursuant to clause (i)(B) above) (including any required instruction to the Collateral Agent to give effect to the foregoing) (but not, in any case, in an amount in excess of the number of amount of ADSs deliverable under the Contract and/or the Collateral Agreement at such time) and to deliver the other securities included in the Exchange Property Units or in the Collateral (but not, in any case, in an amount in excess of the number of amount of such securities deliverable under the Contract and/or the Collateral Agreement at such time), as applicable, to the transfer agent or registrar for such securities, as applicable, on the Business Day following the date on which the Shareholder or the Collateral Agent delivers such securities, as applicable, to the Trust, with instructions that such securities be re-registered and re-issued as follows to the extent practicable (or, if not practicable, using another method the Trustees consider reasonable for such purpose):

(A)            for and in the name of each Holder (other than the Depositary) who holds Trust Securities in definitive form, the transfer agent or registrar, as applicable, for such securities shall be instructed to issue definitive certificates representing a number of such securities equal to such Holder’s pro rata share of the total of such securities delivered to the Trust under the Contract and/or the Collateral Agreement, as applicable, on such Business Day (excluding, for the avoidance of doubt, the number of fractions of such securities calculated pursuant to clause (i)(B) above); and

(B)            the transfer agent or registrar, as applicable, for such securities, shall be instructed to transfer all remaining such securities to the account of the Custodian held through the Depositary, who shall then be instructed to transfer and credit such securities to each Participant who holds Trust Securities, with each Participant receiving its pro rata share of the total of such securities delivered to the Trust under the Contract on such Business Day (excluding, for the avoidance of doubt, the number of fractions of such securities calculated pursuant to clause (i)(B) above); provided that, if such securities are in a format suitable to provide for such pro rata delivery to each Participant without a prior delivery or instruction to the transfer agent or registrar, as applicable, then the Trust will instruct the Custodian to deliver such other securities to each Participant who holds Trust Securities, with each Participant receiving its pro rata share of the total of such securities delivered to the Trust under the Contract on such Business Day.

(iv)          Distribution of Cash in Respect of Fractional Shares and Other Property. To distribute to each Holder (x) such Holder’s pro rata share of the aggregate cash proceeds of sale (net of any brokerage or related expenses) determined pursuant to clause (ii) above, based on the fraction of an ADS or such other security, if any, allocable to such Holder as determined pursuant to clause (i)(B) above, plus (y) such Holder’s pro rata share of any cash or other items of property distributed to the Trust pursuant to the Contract or the Collateral Agreement, as applicable;

(v)           Record Date. The distributions described in this paragraph (j) shall be made to Holders of record as of the close of business on the Business Day immediately following the date on which the Shareholder or the Collateral Agent delivers ADSs, cash or other securities or property to the Trust; and

(vi)          Remedies of Collateral Agent. To authorize, approve and direct the Collateral Agent with respect to the exercise of any and all rights, powers and remedies available to the Collateral Agent pursuant to the Collateral Agreement and applicable law in connection with the realization on the security interest in the collateral thereunder, the exercise of any powers of attorney thereunder or otherwise.

(k)            Notice Upon Repurchase of Trust Securities. Promptly following the delivery by any member of the Shareholder Group to the Trust of repurchased Trust Securities pursuant to Section 2.3(e) of the Contract or Section 3(b) of the Parent Agreement, the Trust will provide or cause to be provided written notice of such delivery to the Holders and to cancel such delivered Trust Securities on the third Trading Day following the date of the press release announcing the purchase is issued by the Shareholder Parent (and to terminate a corresponding portion of the Contract).

Section 2.5             Manner of Sales. Any sale of Trust property permitted or required under this Agreement shall be made through such executing brokers or to such dealers as the Trustees, seeking best price and execution for the Trust, shall designate in writing to the Paying Agent, taking into account such factors as price, commission, size of order, difficulty of execution and brokerage skill required.

Section 2.6             Limitations on Trustees’ Powers. The Trustees are not permitted:

(a)            to purchase or hold any securities or instruments other than the stripped Treasury Securities, the Contract and the ADSs or other property received pursuant to the Contract and/or Collateral Agreement;

(b)            to invest less than 70% of the Trust’s total assets in the Contract (as measured at the pricing date of the Trust Securities offered by the Offering Circular);

(c)            to dispose of the Contract prior to the termination of the Trust or dispose of the stripped Treasury Securities before the earliest of their respective maturities, (except as provided under Section 2.4(d)) and the termination of the Trust;

(d)            to issue any securities or instruments except for the Trust Securities and securities issued to the Settlor, or to issue any Trust Securities other than the Trust Securities sold to the Settlor and the Trust Securities to be sold pursuant to the Purchase Agreement;

(e)            to make short sales or purchases on margin;

(f)             to write put or call options;

(g)            to borrow money;

(h)            to underwrite securities;

(i)             to purchase or sell real estate, commodities or commodities contracts;

(j)             to make loans (other than the purchase of the stripped Treasury Securities pursuant to Section 2.3);

(k)            to vary the investments held by the Trust; or

(l)             to take any action, or direct or permit the Administrator, the Paying Agent or the Custodian to take any action, that would vary the investment of the Holders within the meaning of Treasury Regulation Section 301.7701-4(c), or otherwise take any action or direct or permit any action to be taken that would or could cause the Trust not to be a domestic “grantor trust” under the Code.

ARTICLE III.

ACCOUNTS AND PAYMENTS

Section 3.1            The Trust Account. The Trustees shall, upon issuance of the Trust Securities, establish with the Paying Agent an account to be called the “Trust Account”. All moneys received by the Trustees in respect of the Contract, the stripped Treasury Securities, any other U.S. Government Securities delivered to the Trust, all moneys received from the sale of the Trust Securities to the Settlor, and any proceeds from the sale to the Initial Purchasers of the Trust Securities remaining after the purchase of the Contract and the payment of the fees and expenses of the Trust described in Section 3.2, and the stripped Treasury Securities shall be credited to the Trust Account.

Section 3.2             Payment of Fees and Expenses. If so directed by the Shareholder, the Administrator is authorized to pay to the extent not paid by third parties, from the amounts payable to the Shareholder pursuant to the Contract, the fees and expenses of the Trust incurred in connection with the offering of the Trust Securities and the costs and expenses incurred in connection with the organization of the Trust. The Administrator is also authorized to maintain a reserve from amounts paid by the Shareholder under the Expense Agreement for the payment of expenses of the Trust; provided that such amounts are invested only in direct short-term U.S. Government Securities maturing prior to the next Distribution Date.

Section 3.3             Distributions to Holders. On each Distribution Date, the Trustees shall distribute to each Holder of record at the close of business on the preceding Record Date, at the post office address of the Holder appearing on the books of the Trust or Paying Agent or by any other means mutually agreed upon by the Holder and the Trust, an amount equal to the Quarterly Distribution with respect to all Trust Securities held by such Holder.

Section 3.4             Segregation. All moneys and other assets deposited or received by the Trustees hereunder shall be held by them in trust as part of the Trust Estate until required to be disbursed or otherwise disposed of in accordance with the provisions of this Agreement, and the Trustees shall handle such moneys and other assets in such manner as shall constitute the segregation and holding in trust within the meaning of the Investment Company Act.

Section 3.5             Documentary Taxes. The Trust shall pay, and (where applicable) reimburse each applicable holder and beneficial owner of a Trust Security, other than a holder or beneficial owner of a Trust Security that is a PRC Tax Resident, for, any Documentary Taxes imposed by a Relevant Tax Jurisdiction on the distribution of ADSs or other Exchange Property to holders and beneficial owners of the Trust Securities.

ARTICLE IV.

REDEMPTION

Section 4.1             Redemption. The Trustees shall have no right or obligation to redeem Trust Securities except as set forth in Section 2.3(e) of the Contract. Upon the transfer of Trust Securities by the Shareholder or any other member of the Shareholder Group to the Trust, free and clear of any liens and transfer restrictions (other than restrictions under the applicable securities laws), for cancellation pursuant to Section 2.3(e) of the Contract, the Trust shall cancel such Trust Securities as contemplated by Section 2.3(e) of the Contract and distribute the stripped Treasury Securities (or proceeds thereof) (pro rata with respect to each respective series thereof) and any other property or assets then held in the Trust Estate associated with such Trust Securities to the Shareholder and the Trust shall direct the Collateral Agent to release to the Shareholder the Collateral associated with the cancelled Trust Securities.

ARTICLE V.

ISSUANCE OF CERTIFICATES; REGISTRY; TRANSFER OF TRUST SECURITIES

Section 5.1             Form of Certificate.

(a)            Each Certificate evidencing Trust Securities shall be executed manually or in facsimile by the Managing Trustee and countersigned manually by the Paying Agent in substantially the form of Exhibit A with the blanks appropriately filled in, shall be dated the date of countersignature and delivery by the Paying Agent and shall represent a fractional undivided interest in the Trust, the numerator of which fraction shall be the number of Trust Securities set forth on the face of such Certificate and the denominator of which shall be the total number of Trust Securities outstanding at that time. All Trust Securities shall be issued in registered form and shall be numbered serially.

(b)            The Certificates delivered to the Initial Purchasers at the First Time of Delivery and each Subsequent Time of Delivery (if any) will be issued in the form of a global Certificate or Certificates representing the Trust Securities issued to the Initial Purchasers, to be delivered to the Depositary, or its custodian, by or on behalf of the Trust. Such Certificate or Certificates shall initially be registered on the books and records of the Trust in the name of Cede & Co., the nominee of the Depositary, and no beneficial owner of such Trust Securities will receive a definitive Certificate representing such beneficial owner’s interest in such Trust Securities, except as provided in the next paragraph. Unless and until definitive, fully registered Certificates have been issued pursuant to the next paragraph, the Trust shall be entitled to deal with the Depositary for all purposes of this Agreement as the Holder and the sole holder of the Certificates and shall have no obligation to the beneficial owners thereof, and none of the Trust, the Trustees, or any agent of the Trust or the Trustees shall have any liability with respect to or responsibility for the records of the Depositary.

(c)            If the Depositary notifies the Trust that it is unwilling or unable to continue as depositary for any global Trust Securities or ceases to be a “clearing agency” registered under the Exchange Act and a successor depository or custodian is not appointed by the Trust within 90 days after receiving such notice (a “Depository Event”), definitive Certificates shall be prepared by the Trustees. Upon surrender of the global Certificate or Certificates accompanied by registration instructions, the Trustees shall cause definitive Certificates to be delivered to the beneficial owners in accordance with the instructions of the Depositary. Neither the Trustees nor the Trust shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

(d)            Pending the preparation of definitive Certificates, the Managing Trustee may execute and the Paying Agent shall countersign and deliver temporary Certificates (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Paying Agent). Temporary Certificates shall be issuable as registered Certificates substantially in the form of the definitive Certificates but with such omissions, insertions and variations as may be appropriate for temporary Certificates, all as may be determined by the Trustees with the concurrence of the Paying Agent. Every temporary Certificate shall be executed by the Managing Trustee and be countersigned manually by the Paying Agent upon the same conditions and in substantially the same manner, and with like effect, as the definitive Certificates. Without unreasonable delay, the Managing Trustee shall execute and shall furnish definitive Certificates to the Paying Agent and thereupon temporary Certificates may be surrendered in exchange therefor without charge at each office or agency of the Paying Agent and the Paying Agent shall countersign and deliver in exchange for such temporary Certificates definitive Certificates for a like aggregate number of Trust Securities. Until so exchanged, the temporary Certificates shall be entitled to the same benefits hereunder as definitive Certificates.

Section 5.2             Transfer of Trust Securities; Issuance, Transfer and Interchange of Certificates.

(a)            Trust Securities may be transferred by the Holder thereof by presentation and surrender of properly endorsed Certificates at the office of the Paying Agent, accompanied by such documents executed by the Holder or his authorized attorney as the Paying Agent deems necessary to evidence the authority of the Person making the transfer. Certificates issued pursuant to this Agreement are interchangeable for one or more other Certificates for an equal aggregate number of Trust Securities and all Certificates issued shall be issued in denominations of one Trust Security or any multiple thereof. The Paying Agent may deem and treat the person in whose name any Trust Security shall be registered upon the books of the Paying Agent as the owner of such Trust Security for all purposes hereunder and the Paying Agent shall not be affected by any notice to the contrary. The transfer books maintained by the Paying Agent for the purposes of this Section 5.2 shall include the name and address of the record owners of the Trust Securities and shall be closed in connection with the termination of the Trust pursuant to Section 8.3.

(b)            A sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such transfer shall be paid to the Paying Agent by the Holder. A Holder may be required to pay a fee for each new Certificate to be issued pursuant to the preceding paragraph in such amount as may be specified by the Paying Agent and approved by the Trustees.

(c)            All Certificates canceled pursuant to this Agreement may be voided by the Paying Agent in accordance with the usual practice of the Paying Agent or in accordance with the instructions of the Trustees; provided, however, that the Paying Agent shall not be required to destroy canceled Certificates.

(d)            The Paying Agent may adopt other reasonable rules and regulations for the registration, transfer and tender of Trust Securities as it may, in its discretion, deem necessary.

(e)            The Trust Securities will bear a legend to the following effect, unless the Trust determines otherwise in compliance with applicable law:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF ALIBABA GROUP HOLDING LIMITED OR MANDATORY EXCHANGEABLE TRUST, OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF ALIBABA GROUP HOLDING LIMITED OR MANDATORY EXCHANGEABLE TRUST DURING THE IMMEDIATELY PRECEDING THREE MONTHS, MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS SECURITY OR A BENEFICIAL INTEREST HEREIN AND ANY ACQUISITION OF THESE SECURITIES EVIDENCED HEREBY BY SUCH AN AFFILIATE OR PERSON SHALL BE NULL AND VOID AB INITIO; PROVIDED THAT THE SECURITIES MAY BE ACQUIRED BY ANY OF WEST RAPTOR HOLDINGS, LLC, ANY COMPANY OF WHICH WEST RAPTOR HOLDINGS, LLC IS A DIRECT OR INDIRECT WHOLLY-OWNED SUBSIDIARY OR ANY DIRECT OR INDIRECT WHOLLY-OWNED SUBSIDIARY OF ANY SUCH COMPANY, SO LONG AS SUCH ACQUIRER IMMEDIATELY SUBMITS THEM TO MANDATORY EXCHANGEABLE TRUST FOR CANCELLATION.

BY ITS ACQUISITION HEREOF, OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER REPRESENTS THAT IT IS PERMITTED TO ACQUIRE SUCH AN INTEREST AS SET FORTH IN THIS LEGEND AND AGREES TO COMPLY WITH THE FOREGOING RESTRICTIONS.

Section 5.3             Replacement of Certificates. In case any Certificate shall become mutilated or be destroyed, stolen or lost, the Paying Agent shall execute and deliver a new Certificate in exchange and substitution therefor upon the Holder’s furnishing the Paying Agent with proper identification and satisfactory indemnity of the Shareholder, the Trust, the Trustees and the Paying Agent, complying with such other reasonable regulations and conditions as the Shareholder, the Trust, the Trustees and the Paying Agent may prescribe and paying such expenses and charges, including any bonding fee, as the Paying Agent may incur or reasonably impose; provided, that if the Trust has terminated or is in the process of terminating, the Paying Agent, in lieu of issuing such new Certificate, may, upon the terms and conditions set forth herein, make the distributions set forth in Section 8.3(c). Any mutilated Certificate shall be duly surrendered and canceled before any duplicate Certificate shall be issued in exchange and substitution therefor. Upon issuance of any duplicate Certificate pursuant to this Section 5.3, the original Certificate claimed to have been lost, stolen or destroyed shall become null and void and of no effect, and any bona fide purchaser thereof shall have only such rights as are afforded under Article 8 of the Uniform Commercial Code as in effect in the State of New York to a Holder presenting a Certificate for transfer in the case of an overissue.

ARTICLE VI.

EXECUTION OF THE CONTRACT

Section 6.1             Execution of the Contract. The Contract shall be executed manually or in facsimile by the Managing Trustee and the Shareholder and shall be dated the date of execution and delivery by the Shareholder.

ARTICLE VII.

TRUSTEES

Section 7.1             Trustees. The Trust shall have three Trustees who shall initially be elected, and have hereby been elected, by the Settlor. None of these Trustees is an “interested person” of the Trust, as defined in the Investment Company Act. Furthermore, none of these Trustees is a director, officer or employee of any Initial Purchaser or of the Trust’s administrator, or of any affiliate of any Initial Purchaser or the Trust’s administrator. One Trustee shall be the Managing Trustee and, as such, is authorized to execute documents and instruments on behalf of the Trust. The Managing Trustee will be appointed by resolution of the Trustees. Each Trustee shall serve until the next regular annual or special meeting of Holders called for the purpose of electing Trustees and, then, until such Trustee’s successor is duly elected and qualified. Election shall be by the affirmative vote of Holders of a majority of the Trust Securities entitled to vote present in person or by proxy at a regular annual or special meeting of Holders called for the purpose of electing any Trustee. Holders may not cumulate their votes in the election of Trustees. Each Trustee shall not be considered to have qualified for the office unless such Trustee shall agree to be bound by the terms of this Agreement and shall evidence his consent by executing this Agreement or a supplement hereto. Each individual Trustee shall be a United States person (as defined in Section 7701 of the Code) and at least 21 years of age and shall not be under any legal disability. No Trustee who is an “interested person”, as defined in the Investment Company Act, may assume office if it would cause the composition of the Trustees of the Trust not to be in compliance with the percentage limitations on interested persons in Section 10 of the Investment Company Act. Trustees need not be Holders.

Section 7.2             Vacancies. Any vacancy in the office of a Trustee may be filled in compliance with Sections 10 and 16 of the Investment Company Act by the vote, within thirty days, of the remaining Trustees; provided that if required by Section 16 of the Investment Company Act, the Trustees shall forthwith cause to be held as promptly as possible and in any event within sixty days (unless the Commission by order shall extend such period) a special meeting of Holders for the purpose of electing Trustees in compliance with Sections 10 and 16 of the Investment Company Act. Any Trustee elected at such a meeting shall have the qualifications specified in Section 7.1. Until a vacancy in the office of any Trustee is filled as provided above, the remaining Trustees in office, regardless of their number, shall have the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Agreement. Notice of the appointment or election of a successor Trustee shall be mailed promptly after acceptance of such appointment by the successor Trustee to each Holder.

Section 7.3             Powers. The Trust will be managed solely by the Trustees, who will, subject to the provisions of Article II, have complete and exclusive control over the management, conduct and operation of the Trust’s business, and shall have the rights, powers and authority of a board of directors of a corporation organized under New York law. The Trustees shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Trust and shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Trust and except in accordance with the terms of this Agreement. Subject to the continuing supervision of the Trustees and as permitted by applicable law, the functions of the Trust shall be performed by the Custodian, the Paying Agent, the Administrator and such other entities engaged to perform such functions as the Trustees may determine, including, without limitation, any or all administrative functions.

Section 7.4             Meetings. Meetings of the Trustees shall be held from time to time upon the call of any Trustee on not less than 48 hours’ notice (which may be waived by any or all of the Trustees in writing either before or after such meeting or by attendance at the meeting unless the Trustee attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened). The Trustees shall act either by majority vote of the Trustees present at a meeting at which at least a majority of the Trustees then in office are present or by a unanimous written consent of the Trustees without a meeting. Except as otherwise required under the Investment Company Act, all or any of the Trustees may participate in a meeting of the Trustees by means of a conference telephone call or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to such communications equipment shall constitute presence in person at such meeting.

Section 7.5             Resignation and Removal. Any Trustee may resign and be discharged of the trust created by this Agreement by executing an instrument in writing resigning as Trustee, filing the same with the Administrator and sending notice thereof to the remaining Trustees, and such resignation shall become effective immediately unless otherwise specified therein. Any Trustee may be removed in the event of incapacity, or in the event of such Trustee’s material breach of his or her obligations under this Agreement, willful misfeasance, bad faith, gross negligence or reckless disregard of the duties of his or her office, by vote of the remaining Trustees and for any reason by written declaration or vote of the Holders of more than 66 2/3% of the outstanding Trust Securities, notice of which vote shall be given to the remaining Trustees and the Administrator. The resignation, removal or failure to reelect any Trustee shall not cause the termination of the Trust.

Section 7.6             Liability. The Trustees shall not be liable to the Trust or any Holder for taking any action or for refraining from taking any action except in the case of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties of their office. Specifically, without limitation, the Trustees shall not be responsible for or in respect of the recitals herein or the validity or sufficiency of this Agreement or for the due execution hereof by any other Person, or for or in respect of the validity or sufficiency of Trust Securities or the Certificates representing Trust Securities and shall in no event assume or incur any liability, duty or obligation to any Holder or to any other Person, other than as expressly provided for herein. The Trustees may employ agents, attorneys, administrators, accountants and auditors, and shall not be answerable for the default or misconduct of any such Persons if such Persons shall have been selected with reasonable care. Action in good faith may include action taken in good faith in accordance with an opinion of counsel. In no event shall any Trustee be personally liable for any expenses with respect to the Trust. Each Trustee shall be indemnified to the extent permitted by law from the Trust Estate with respect to any claim, liability, loss or expense incurred in acting as Trustee of the Trust, including the reasonable costs and expenses of the defense against any such claim or liability, except in the case of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties of his or her office.

Section 7.7             Compensation. Each Trustee, other than a Trustee who is a director, officer or employee of the Settlor, any Initial Purchaser, or the Administrator or any affiliate thereof, shall receive a one-time, up-front fee of $18,000, in respect of its annual fee and anticipated out-of-pocket expenses. In addition, the Managing Trustee shall receive an additional one-time, upfront fee of $30,000 for serving in such capacity. Such amounts shall be paid in accordance with the provisions of the Expense Agreement. The Trustees will not receive any pension or retirement benefits. In the event of the resignation or removal of a Trustee, such Trustee shall remit to the Trust the portion of its fee ratable for the period from the day of such resignation or removal through the Exchange Date.

ARTICLE VIII.

MISCELLANEOUS

Section 8.1             Meetings of Holders. The Trustees shall not hold annual meetings of Holders except as set forth herein. A special meeting may be called at any time by the Trustees and shall be called upon petition of Holders of not less than 51% of the Trust Securities outstanding (unless substantially the same matter was voted on during the preceding 12 months) and as provided in Section 7.2 (or as otherwise required by the Investment Company Act and the rules and regulations thereunder, including, without limitation, when requested by the Holders of not less than 10% of the Trust Securities outstanding for the purposes of voting upon the question of the removal of any Trustee or Trustees). The Trustees shall establish, and notify the Holders in writing of, the record date for each such meeting which shall be not less than 10 nor more than 50 days before the meeting date. Holders at the close of business on the record date will be entitled to vote at the meeting. The Administrator shall, as soon as possible after any such record date (or prior to such record date if appropriate), mail by first class mail to each Holder a notice of meeting and a proxy statement and form of proxy in the form approved by the Trustees and complying with the Investment Company Act and the rules and regulations thereunder. Except as otherwise specified herein or in any provision of the Investment Company Act and the rules and regulations thereunder, any action may be taken by vote of Holders of a majority of the Trust Securities outstanding present in person or by proxy if Holders of a majority of Trust Securities outstanding on the record date are so represented. Each Trust Security shall have one vote and may be voted in person or by duly executed proxy. Any proxy may be revoked by notice in writing, by a subsequently dated proxy or by voting in person at the meeting, and no proxy shall be valid after eleven months following the date of its execution. Any Investment Company owning Trust Securities in excess of the limits imposed by Sections 12(d)(1)(A)(i) and 12 (d)(1)(C) of the Investment Company Act shall vote its Trust Securities in proportion to the votes of all other Holders. In addition, the Trustees will call a special meeting for purposes of the vote by Holders contemplated under the respective provisos to clauses (iv) and (v) of the definition of “Collateral Event of Default” under the Collateral Agreement (with a record date for such meeting that occurs at least 5 days prior to the end of the relevant cure period specified therein, as the same may be extended in accordance with such provisions) and, following any such vote, take such actions as required under the Collateral Agreement to give effect thereto (including any required instruction to the Collateral Agent).

Voting and consensual rights with respect to the Trust available to or in favor of the Holders or owners may be exercised only by a United States Person that is a beneficial owner of a Trust Security or by a United States Person acting as irrevocable agent with discretionary powers for the beneficial owner of a Trust Security that is not a United States Person. Holders that are not United States Persons must irrevocably appoint a United States Person with discretionary powers to act as their agent with respect to such voting and consensual rights. For this purpose, a United States Person is any person treated as a United States Person as defined in section 7701(a)(30) of the Code.

Section 8.2             Books and Records; Reports.

(a)            The Trustees shall keep a certified copy or duplicate original of this Agreement on file at the office of the Trust, which shall be located at 850 Library Avenue, Suite 204, Newark, Delaware 19711, and the office of the Administrator available for inspection at all reasonable times during its usual business hours by any Holder. The Trustees shall keep proper books of record and account for all the transactions under this Agreement at the office of the Trust and the office of the Administrator, and such books and records shall be open to inspection by any Holder at all reasonable times during usual business hours. The Trustees shall retain all books and records in compliance with Section 31 of the Investment Company Act and the rules and regulations thereunder.

(b)            With each payment to Holders the Paying Agent shall set forth, either in the instruments by means of which payment is made or in a separate statement, the amount being paid from the Trust Account expressed as a dollar amount per Trust Security and the other information required under Section 19of the Investment Company Act and the rules and regulations thereunder. The Trustees shall prepare and file or distribute reports as required by Section 30 of the Investment Company Act and the rules and regulations thereunder. The Trustees shall prepare and file such reports as may from time to time be required to be filed or distributed to Holders under any applicable state or Federal statute or rule or regulation thereunder, and shall file such tax returns as may from time to time be required under any applicable state or Federal statute or rule or regulation thereunder, and pay any taxes owed by the Trust, but all subject to Sections 6.8 and 6.9 of the Contract. One of the Trustees shall be designated by resolution of the Trustees to make the filings and give the notices required by Rule 17g-1 under the Investment Company Act.

(c)            In calculating the net asset value of the Trust as required by the Investment Company Act, (i) the stripped Treasury Securities will be valued at the mean between the last current bid and asked prices or, if quotations are not available, as determined in good faith by the Trustees and (ii) the Contract will be valued in a manner that is consistent with the requirements of the Investment Company Act and the rules and regulations promulgated thereunder.

(d)            At any time when the Trust is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder, the Trust will promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act to such Holder, or to a prospective purchaser of any such Trust Security designated by any such Holder, to the extent required to permit compliance by such Holder with Rule 144A under the Securities Act (or any successor provision thereto) in connection with the resale of any such Trust Security.

Section 8.3             Termination.

(a)            This Agreement and the Trust created hereby shall terminate upon the earliest of (i) the date that is 90 days after the execution of this Agreement if (x) the Trust Securities have not theretofore been issued to the Initial Purchasers under the Purchase Agreement or (y) the net worth of the Trust is not at least $100.00 at such time, and (ii) the date 10 Business Days after the Final Exchange Date (or, if the Contract shall be accelerated in its entirety pursuant to Article VII thereof, 10 Business Days after the date on which the Trust shall receive the ADSs or other consideration then required to be delivered by the Shareholder, or the final receipt of the proceeds of any sales of collateral pursuant to Section 7.3 of the Collateral Agreement). The Trust is irrevocable, the Settlor has no right to withdraw any assets constituting a portion of the Trust Estate, and the dissolution of the Settlor shall not operate to terminate the Trust. The death or incapacity of any Holder shall not operate to terminate this Agreement, nor entitle his legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, and shall not otherwise affect the rights, obligations and liabilities of the parties hereto. If the Trust terminates before all the distributions on the Trust Securities have been paid, the Trust’s Administrator will sell any stripped Treasury Securities then held in the Trust and distribute the net proceeds pro rata to the Holders of the Trust Securities, together with the ADSs or cash or other property delivered under the Contract and/or the Collateral Agreement, as applicable.

(b)            Written notice of any termination shall be sent to Holders specifying the record date for any distribution to Holders and the time of termination as determined by the Trustees, upon which the books maintained by the Paying Agent pursuant to Section 5.2 shall be closed.

(c)            For purposes of termination under Section 8.3(a)(ii) within five Business Days after such termination, the Trustees shall, subject to any applicable provisions of law, effect or cause the Custodian to effect the sale of any remaining property of the Trust, and the Paying Agent shall distribute pro rata as soon as practicable thereafter to each Holder, upon surrender for cancellation of its Certificates, its interest in the Trust Estate. Together with the distribution to the Holders, the Trustees shall furnish the Holders with a final statement as of the date of the distribution of the amount distributable with respect to each Trust Security.

Section 8.4             No Assumption of Liability. By executing this Agreement, none of the Trustees assumes any personal liability under this Agreement except as expressly set forth in this Agreement.

Section 8.5             Amendment and Waiver.

(a)            This Agreement, and any of the agreements referred to in Section 2.2(a), may be amended from time to time by the Trustees for any purpose prior to the issuance and sale to the Initial Purchasers of the Trust Securities and thereafter without the consent of any of the Holders (i) to cure any ambiguity or to correct or supplement any provision contained herein or therein which may be defective or inconsistent with any other provision contained herein or therein; (ii) to change any provision hereof or thereof as may be required by applicable law or the Commission or any successor governmental agency exercising similar authority; (iii) to make such other provisions in regard to matters or questions arising hereunder or thereunder as shall not materially adversely affect the interests of the Holders (as determined in good faith by the Trustees, who may rely on an opinion of counsel); or (iv) to make this Agreement, or any of the agreements referred to in Section 2.2(a), consistent with the descriptions thereof (including under the section “Investment Objective and Policies—the Contract”) in the Offering Circular.

(b)            This Agreement, and any of the agreements referred to in Section 2.2(a), may also be amended from time to time by the Trustees (or the performance of any of the provisions of this Agreement or any of such other agreements may be waived) with the consent by the required vote of the Holders in accordance with Section 8.1; provided that this Agreement may not be amended, (i) without the consent by vote of the Holders of all Trust Securities then outstanding, to increase the number of Trust Securities issuable under this Agreement above the number of Trust Securities specified in Section 2.2(c) or such lesser number as may be outstanding at any time during the term of this Agreement, (ii) to reduce the interest in the Trust represented by any Trust Security without the consent of the Holder of such Trust Security, (iii) if such amendment is prohibited by the Investment Company Act or other applicable law, (iv) without the consent by vote of the Holders of all Trust Securities then outstanding, if such amendment would effect a change in the voting requirements set forth in Section 8.1 or this Section 8.5, or (v) without the consent by vote of the Holders of the lesser of (x) 67% or more of the total number of the Trust Securities represented at a special meeting of Holders, if more than 50% of the total number of Trust Securities outstanding are represented at such meeting, and (y) more than 50% of the total number of Trust Securities outstanding, if such amendment would effect a change in Section 2.1 or 2.6.

(c)            Promptly after the execution of any amendment, the Trustees shall furnish written notification of the substance of such amendment to each Holder.

(d)            Notwithstanding subsections (a) and (b) of this Section 8.5, no amendment of this Agreement or the Agreements referred to in Section 2.2(a) shall permit the Trust, the Trustees, the Administrator, the Paying Agent or the Custodian to take any action or direct or permit any Person to take any action that (i) would vary the investment of the Holders within the meaning of Treasury Regulation Section 301.7701-4(c), or (ii) would or could cause the Trust, or direct or permit any action to be taken that would or could cause the Trust, not to be a domestic “grantor trust” under the Code.

Section 8.6             Accountants.

(a)            The Trustees shall, in accordance with Section 30 of the Investment Company Act, file annually with the Commission such information, documents and reports as investment companies having securities registered on a national securities exchange are required to file annually pursuant to Section 13(a) of the Exchange Act, and the rules and regulations issued thereunder. The Trustees shall transmit to the Holders, at least quarterly and semiannually, as applicable, the reports required by Section 30(d) of the Investment Company Act and the rules and regulations thereunder, including, without limitation, a balance sheet accompanied by a statement of the aggregate value of investments on the date of such balance sheet, a list showing the amounts and values of such investments owned on the date of such balance sheet, and a statement of income for the period covered by the report. Financial statements contained in such annual reports shall be accompanied by a certificate of independent public accountants based upon an audit not less in scope or procedures than that which independent public accountants would ordinarily make for the purpose of presenting comprehensive and dependable financial statements and shall contain such information as the Commission may prescribe. Each such report shall state that such independent public accountants have verified investments owned, either by actual examination or by receipt of a certificate from the Custodian.

(b)            The independent public accountants referred to in subsection (a) above shall be selected at a meeting held within thirty days before or after the beginning of the fiscal year by the vote, cast in person, of a majority of the Trustees who are not “interested persons” as defined in the Investment Company Act and such selection shall be submitted for ratification at the first meeting of Holders to be held as set forth in Section 8.1, and thereafter as required by the Investment Company Act and the rules and regulations thereunder. The employment of any independent public accountant for the Trust shall be conditioned upon the right of the Holders by a vote of the lesser of (i) 67% or more of the total number of the Trust Securities present at a special meeting of Holders, if Holders of more than 50% of the total number of the Trust Securities outstanding are present or represented by proxy at such meeting or (ii) more than 50% of the total number of the Trust Securities outstanding to terminate such employment at any time without penalty.

(c)            The foregoing provisions of this Section 8.6 are in addition to any applicable requirements of the Investment Company Act and the rules and regulations thereunder.

Section 8.7             Nature of Holder’s Interest. Each Holder holds at any given time a beneficial interest in the Trust Estate, but does not have any right to take title or possession of any portion of the Trust Estate. Each Holder expressly waives any right he may have under any rule of law, or the provisions of any statute, or otherwise, to require the Trustees at any time to account, in any manner other than as expressly provided in this Agreement, for the Exchange Property, the Contract, the stripped Treasury Securities or other assets or monies from time to time received, held and applied by the Trustees hereunder. No Holder shall have any right except as provided herein to control or determine the operation and management of the Trust or the obligations of the parties hereto. Nothing set forth herein or in the Certificates shall be construed to constitute the Holders from time to time as partners or members of an association.

Section 8.8             Instructions from Trust Security Holders. By written notice to the Trustees, the Holders of 9.0% or more of the outstanding Trust Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustees or of exercising any trust or power conferred on the Trustees; provided that, no direction, in the opinion of the Trustees, inconsistent with such written notice has been given to the Trustees during the preceding 30-day period by the Holders of a majority of the outstanding Trust Securities. The Trustees may refuse to follow any direction pursuant to the foregoing sentence that conflicts with applicable law or this Agreement or that the Trustees determine is unduly prejudicial to the rights of any other Holder or that would involve the Trustees in personal liability. Prior to taking any action under this paragraph, the Trustees will be entitled to indemnification satisfactory to them in their sole discretion against all losses and expenses caused by taking or not taking such action.

Section 8.9             Governing Law; Severability. This Agreement is executed and delivered in the State of New York, and all laws or rules of construction of the State of New York shall govern the rights of the parties hereto and the Holders and the construction, validity and effect of the provisions hereof. To the extent permitted by law, the unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions contained in this Agreement unenforceable or invalid.

Section 8.10           Notices.

(a)            All notices and other communications provided for in this Agreement, unless otherwise specified, shall be in writing (including facsimile and email) and shall be given at the addresses set forth in the following sentence or at such other addresses as may be designated by notice duly given in accordance with this Section 8.10 to each other party to this Agreement. Until such notice is given, (i) notices to Settlor shall be directed to it at 850 Library Avenue, Suite 204, Newark, DE 19711; (ii) notices to the Trust or the Trustees shall be directed to the Trustees at Mandatory Exchangeable Trust, 850 Library Avenue, Suite 204, Newark, Delaware 19711 Facsimile No.: (302) 738-7210, Attention: Donald J. Puglisi, Managing Trustee, Email: dpuglisi@puglisiassoc.com, with a copy (which shall be required to constitute notice) to the Administrator U.S. Bank National Association, Global Corporate Trust Services, Attention: Mary Ambriz-Reyes (re: West Raptor Holdings, LLC), 101 N. 1st Avenue, Suite 1600, Phoenix, Arizona 85003, Telephone No.: (602) 257-5430, Facsimile No.: (602) 257¬5433, Email: mary.ambrizreyes@usbank.com and (iii) notices to any Holder shall be duly given if mailed, first class postage prepaid, or by such other substantially equivalent means as the Trustees may deem appropriate, or delivered to such Holder at the address of such Holder appearing on the registry of the Paying Agent.

(b)            Each notice given pursuant to Section 8.10(a) shall be in writing and shall be (i) delivered by hand, (ii) delivered by nationally recognized overnight courier, (iii) mailed by registered or certified mail, return receipt requested or (iv) sent by facsimile, to the relevant party at its address or facsimile number set forth above or such other address or facsimile number as such party may specify by notice to the other parties in accordance herewith. Proof of transmission, posting or dispatch of any notice shall be deemed to be proof of receipt:

(i)            in the case of personal delivery, overnight courier or certified or registered mail, on the day of delivery at the address of the relevant party, or if such day is not a Business Day, on the first Business Day thereafter; and

(ii)           in the case of facsimile transmission, on the day of such transmission (provided, however, that the sender shall have received oral or written confirmation of receipt by the recipient) or, if such day is not a Business Day, on the first Business Day thereafter;

but if the result is that a notice would be deemed to be given or made later than 5:00 p.m. (local time in the place of receipt), it will be deemed to have been duly given or made at the start of business on the next Business Day.

Section 8.11           Entire Agreement. Except as expressly set forth in this Agreement, this Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements, understandings and negotiations, both written and oral, among the parties with respect to the subject matter of this Agreement.

Section 8.12           Non-Assignability. This Agreement and the rights and obligations of the parties under this Agreement may not be assigned or delegated by either party without the prior written consent of the other party, and any purported assignment without such consent shall be void.

Section 8.13           No Third Party Rights; Successors and Assigns. This Agreement is not intended and shall not be construed to create any rights in any person other than Settlor, the Trustees and the Holders and their respective successors and assigns and no other person shall assert any rights as third party beneficiary under this Agreement. Whenever any of the parties to this Agreement is referred to, such reference shall be deemed to include the successors and assigns of such party. All the covenants and agreements in this Agreement contained by or on behalf of Settlor and the Trustees shall bind, and inure to the benefit of, their respective successors and assigns whether so expressed or not, and shall be enforceable by and inure to the benefit of the Trustees and their successors and assigns.

Section 8.14           Counterparts. This Agreement may be executed, acknowledged and delivered in any number of counterparts, each of which shall be an original, but all of which shall constitute a single agreement, with the same effect as if the signatures on each such counterpart were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Trust Agreement to be duly executed and delivered as of the date hereof.

THE SETTLOR:

Ruth K.Lavelle, as Settlor

By:
Ruth K. Lavelle, as Settlor

THE RETIRING TRUSTEE

By:
Gregory F. Lavelle, as Retiring Trustee

THE TRUSTEES

By:
Donald J. Puglisn as Trustee Address: 850 Library Avenue Suite 204 Newark, Delaware 19711

By:
William R. Latham, III, as Trustee Address: 850 Library Avenue Suite 204 Newark, Delaware 19711 James B. O’Neill, as Trustee Address: 850 Library Avenue Suite 204 Newark, Delaware 19711

[Signature Page to the Amended and Restated Trust Agreement]

Schedule I

TREASURY SECURITIES

All terms specified are for stripped principal or interest components of U.S. Treasury debt obligations.

FIRST T ME OF DELIVERY
PAR	ZERO-COUPON	RATE	PRICE	COST	CUSIP	STRIP

SETTLEMENT DATE:  ________, 2016

SUBSEQUENT T [MES OF DELIVERY, IF ANY
PAR	ZERO-COUPON	RATE	PRICE	COST	CUSIP	STRIP

SETTLEMENT DATE:  ______, 2016

Exhibit A
Certificate Evidencing the Trust Securities

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Mandatory Exchangeable Trust, or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. (or in such other name as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein. This certificate may be exchanged by an authorized representative of DTC in whole or in part for securities in definitive form, registered in the names of such holders as such representative of DTC shall specify, in which case, a new certificate will be issued in the name of Cede & Co. (or in such other name as is requested by such authorized representative of DTC) representing the securities not issued in definitive form.

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF ALIBABA GROUP HOLDING LIMITED OR MANDATORY EXCHANGEABLE TRUST, OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF ALIBABA GROUP HOLDING LIMITED OR MANDATORY EXCHANGEABLE TRUST DURING THE IMMEDIATELY PRECEDING THREE MONTHS, MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS SECURITY OR A BENEFICIAL INTEREST HEREIN AND ANY ACQUISITION OF THESE SECURITIES EVIDENCED HEREBY BY SUCH AN AFFILIATE OR PERSON SHALL BE NULL AND VOID AB INITIO; PROVIDED THAT THE SECURITIES MAY BE ACQUIRED BY ANY OF WEST RAPTOR HOLDINGS, LLC, ANY COMPANY OF WHICH WEST RAPTOR HOLDINGS, LLC IS A DIRECT OR INDIRECT WHOLLY-OWNED SUBSIDIARY OR ANY DIRECT OR INDIRECT WHOLLY-OWNED SUBSIDIARY OF ANY SUCH COMPANY, SO LONG AS SUCH ACQUIRER IMMEDIATELY SUBMITS THEM TO MANDATORY EXCHANGEABLE TRUST FOR CANCELLATION.

BY ITS ACQUISITION HEREOF, OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER REPRESENTS THAT IT IS PERMITTED TO ACQUIRE SUCH AN INTEREST AS SET FORTH IN THIS LEGEND AND AGREES TO COMPLY WITH THE FOREGOING RESTRICTIONS.

MANDATORY EXCHANGEABLE TRUST SECURITIES

MANDATORY EXCHANGEABLE TRUST

CUSIP NO.__________

NO._____________

_____________ Securities

THIS CERTIFIES THAT CEDE & CO. IS THE RECORD OWNER OF___________ MANDATORY EXCHANGEABLE TRUST SECURITIES CONSTITUTING FRACTIONAL UNDIVIDED INTERESTS IN MANDATORY EXCHANGEABLE TRUST, A TRUST CREATED UNDER THE LAWS OF THE STATE OF NEW YORK PURSUANT TO A TRUST AGREEMENT, DATED AS OF JUNE 1, 2016, AMONG RUTH K. LAVELLE, AS SETTLOR OR TRUSTOR, GREGORY F. LAVELLE, AS THE PRIOR TRUSTEE, AND THE TRUSTEES NAMED THEREIN. THIS CERTIFICATE IS ISSUED UNDER AND IS SUBJECT TO THE TERMS, PROVISIONS AND CONDITIONS OF THE TRUST AGREEMENT TO WHICH THE HOLDER OF THIS CERTIFICATE BY VIRTUE OF THE ACCEPTANCE HEREOF ASSENTS AND IS BOUND, A COPY OF WHICH TRUST AGREEMENT IS AVAILABLE AT THE OFFICE OF THE TRUST’S ADMINISTRATOR, U.S. BANK NATIONAL ASSOCIATION. THIS CERTIFICATE IS TRANSFERABLE AND EXCHANGEABLE BY THE REGISTERED OWNER IN PERSON OR BY HIS DULY AUTHORIZED ATTORNEY AT THE OFFICE OF THE PAYING AGENT UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED OR ACCOMPANIED BY A WRITTEN INSTRUMENT OF TRANSFER AND ANY OTHER DOCUMENTS THAT THE PAYING AGENT MAY REQUIRE FOR TRANSFER, IN FORM SATISFACTORY TO THE PAYING AGENT AND PAYMENT OF THE FEES AND EXPENSES PROVIDED IN THE TRUST AGREEMENT.

THIS CERTIFICATE IS NOT VALID UNLESS MANUALLY COUNTERSIGNED BY THE PAYING AGENT.

WITNESS THE FACSIMILE SIGNATURE OF THE MANAGING TRUSTEE.

MANDATORY EXCHANGEABLE TRUST

DATED:_________, 2016

By:
Donald J. Puglisi, as Managing Trustee

COUNTERSIGNED:

U.S. BANK NATIONAL ASSOCIATION, as Paying Agent

By:
Authorized Signature

LEGAL_US_E # 123946634.1